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                                                                  EXHIBIT 24.2


                                   CERTIFICATE

     I, Missy Jacob, do hereby certify that I am the duly elected, qualified and acting Assistant Secretary of PH Group Inc., an Ohio corporation (the "Corporation"). I further certify that:

     1. As to matters set forth in this Certificate, I have personal knowledge or have obtained information from officers or employees of the Corporation in whom I have confidence and whose duties require them to have personal knowledge from the records of the Corporation.

2. Following is a true and correct copy of a resolution duly adopted by the Board of Directors of the Corporation in an action in writing without meeting as of December 15, 1997, and that said resolution has not been amended, modified, or rescinded and is in full force and effect:

     RESOLVED, that each officer and director who may be required to execute a Registration Statement on Form S-8 (whether on behalf of the Company or as an officer or director thereof or otherwise) or any amendment or supplement thereto be, and each of them hereby is, authorized to execute a power of attorney appointing Charles T. Sherman, his or her true and lawful attorney and agent to execute in his or her name, place and stead (in any such capacity) the Registration Statement and all instruments or reports necessary or in connection therewith, and to file the same with the Securities and Exchange Commission, with full power and authority to do and to perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act which is necessary or advisable to be done as fully, and to all intents and purposes, as any such officer or director might or could do in person;


     IN WITNESS WHEREOF, I have executed this certificate as of January 23, 1998.

                                    PH GROUP INC.



                                    By: /s/ Missy Jacob
                                        --------------------------------
                                        Missy Jacob, Assistant Secretary